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                                                                   EXHIBIT 10.25



            PARTIAL ASSIGNMENT, TERMINATION AND MODIFICATION OF LEASE


         THIS PARTIAL ASSIGNMENT, TERMINATION AND MODIFICATION OF LEASE (this "MODIFICATION") is made by and among JOHN C. KOSS, an individual resident of the State of Wisconsin ("ASSIGNOR"), KOSS CORPORATION, a Delaware corporation ("TENANT") and HOME DEPOT U.S.A., INC., a Delaware corporation ("ASSIGNEE") as of the 20th day of January, 1999.

                                    RECITALS

         A. By Building Lease dated December 31, 1985, Hi-Tran, Inc. as landlord and Tenant entered into a written lease (the "BUILDING LEASE") for certain premises commonly known as 4129 and 4189 North Port Washington Road and legally described on EXHIBIT A attached hereto (the "ORIGINAL PREMISES").

         B. The Building Lease was subsequently amended by: (i) that certain Amendment to Lease dated February 28, 1986 between Junior House, Inc. (as successor to Hi-Tran, Inc. by merger) and Tenant (the "FIRST AMENDMENT"); (ii) that certain Addendum to Lease dated December ___, 1987 (the foregoing date intentionally left blank to reflect the exact reference to the date in said document) between Assignor (as successor by assignment to Junior House, Inc.) and Tenant (the "SECOND AMENDMENT"); and (iii) that certain Third Lease Amendment dated as of June 25, 1993 between Assignor and Tenant (the "THIRD AMENDMENT" which, together with the Building Lease, the First Amendment and the Second Amendment is sometimes collectively referred to herein as the "LEASE").

         C. The landlord's rights under the Lease are now vested in Assignor, the current owner of the Original Premises.

         D. Assignor previously granted Assignee an option to purchase a portion of the Original Premises consisting of approximately 15.211 acres, legally described on EXHIBIT B attached hereto (the "HD PARCEL") and approximately as depicted on the site plan attached hereto as EXHIBIT C (the "SITE PLAN"). The HD Parcel consists of all of Parcel 2 and a portion of Parcel 1 from Exhibit A. Following the closing of the sale transaction contemplated under said option (the "CLOSING"), the remaining portion of the Original Premises owned by Assignor shall sometimes be referred to herein as the "KOSS PARCEL". The option contemplated that certain access, parking and signage rights on and over the HD Parcel would be reserved for the benefit of the Koss Parcel.

         E. In connection with Tenant's use of the Original Premises, there are two existing signs which, following the Closing, will be located on the HD Parcel approximately as shown on the Site Plan consisting of: (i) an existing billboard sign located in the northwesterly portion of the HD Parcel (the "KOSS BILLBOARD SIGN"); and (ii) an existing monument sign located in the southwest corner of the HD Parcel (the "KOSS SOUTH SIGN" which, together with the Koss Billboard Sign is collectively referred to herein as the "KOSS SIGNS"). In connection with the Closing, Assignee has agreed to permit Tenant to continue to maintain the Koss Signs in their present locations as more particularly hereinafter described.


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         F. In the Third Amendment, Assignor reserved the right to sell portions of Parcel 2 of Exhibit A (and to delete same from the Original Premises) provided that certain parking rights were reserved thereon for the use of Tenant and its employees and customers. In connection with the Closing, Assignor and Assignee are concurrently herewith entering into a Reciprocal Easement Agreement ("REA") to, among other things, reserve certain parking rights on the HD Parcel for the benefit of the Koss Parcel and the owner and occupant thereof from time to time.

         G. In connection with the Closing and in consideration of the rights reserved for the benefit of the Koss Parcel pursuant to the REA, this Modification and the Restated Lease (as hereinafter defined), Assignor, Tenant and Assignee now desire to enter into this Modification for purposes of: (i) terminating the Lease as to all portions of the HD Parcel except for the Koss Signs and the real estate beneath the Koss Signs as shown on the Site Plan (collectively, the "KOSS SIGN PADS" which, together with the Koss Signs are sometimes collectively referred to herein as the "KOSS SIGN PREMISES"); (ii) Assignor's assignment to Assignee of its rights and obligations as landlord under the Lease with respect to the Koss Sign Premises; (iii) ratifying the terms of the Lease between Assignor and Tenant with respect to the Koss Parcel, as modified herein; and (iv) the agreement of Tenant and Assignee to certain modifications of the Lease with respect to the Koss Sign Premises as provided in the Restated Lease executed concurrently herewith. For purposes of this Modification, the term "KOSS LEASE" shall refer to the Lease, as modified herein, as between Assignor and Tenant with respect to the Koss Parcel, and the term "HD LEASE" shall refer to the Lease, as modified and partially assigned herein and in the Restated Lease, as between Assignee and Tenant with respect to the Koss Sign Premises.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Tenant and Assignee hereby agree as follows:

         1. Assignor and Tenant agree, as between themselves and to and for the benefit of Assignee, that (i) the Lease and all of Tenant's rights thereunder are hereby terminated as to all portions of the HD Parcel except for the Koss Sign Premises, (ii) the HD Parcel (excluding the Koss Sign Premises) is hereby deleted from the Original Premises, (iii) for purposes of the Koss Lease, the use of the term "Leased Premises" shall refer only to the Koss Parcel, (iv) concurrently herewith they shall enter into an amendment to the Koss Lease (the "KOSS LEASE AMENDMENT") to, among other things, grant Tenant the benefit of certain access and parking easements established under the REA as a Permittee thereunder (as that term is defined in the REA), (v) except as modified herein and in the Koss Lease Amendment, the Koss Lease shall remain in full force and effect with respect to the Koss Parcel only, and all terms, covenants, conditions, agreements and provisions thereof are hereby ratified, confirmed and approved, and (vi) Assignee shall have no obligations or liabilities of any kind whatsoever under the Koss Lease with respect to the Koss Parcel.

         2. Assignor hereby assigns to Assignee all of its right, title and interest as landlord under the Lease with respect to the Koss Sign Premises only, and acknowledges and agrees that following the Closing, Assignor shall have no further right, title or interest in and to the HD Parcel except pursuant to the REA as the Owner of the Koss Parcel (as that term is defined in the REA). Assignee hereby accepts the foregoing partial assignment, and Tenant hereby



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acknowledges and consents to such partial assignment, and Assignee and Tenant hereby agree that (i) the term "Leased Premises" for purposes of the HD Lease shall refer only to the Koss Sign Premises, (ii) concurrently herewith they shall enter into that certain Restated Lease attached hereto as EXHIBIT D (the "RESTATED LEASE") for purposes of amending and restating the HD Lease as to the Koss Sign Premises, (iii) except as modified herein and in the Restated Lease, the HD Lease shall remain in full force and effect with respect to the Koss Sign Premises only, and all terms, covenants, conditions, agreements and provisions thereof are hereby ratified, confirmed and approved, and (iv) Assignee shall have no obligations or liabilities of any kind whatsoever under the HD Lease with respect to any portion of the HD Parcel, except for the Koss Sign Premises as expressly provided in the Restated Lease and the REA.

         3. Each of the parties hereto represents, warrants and covenants unto the other that: (i) this Modification has been duly authorized, executed and delivered, is a valid and binding obligation of such party and is enforceable against such party in accordance with its terms; (ii) to the best of their knowledge as of the date of execution hereof, there exist no agreements, leases, licenses, certificates, documents, instruments, governing charter, operating agreement or by-laws, actions, proceedings, judgments, legal requirements or any other matter or thing to which each such party is a party to or otherwise bound by, or to which they have received notice of, that in any way would be deemed to limit, modify or otherwise adversely affect any of the terms of this Modification; and (iii) other than the Mortgagee Consent attached hereto and the parties hereto, there exist no other parties possessing any applicable right, title or interest in and to any portion of the Original Premises that is required to be a party to this Modification in order to render any of the terms hereof effective and binding as to such party or which has or may have any right to consent or approve the terms hereof.

         4. In the event of any conflict between the terms of the Lease and the terms of this Modification, the terms of this Modification shall in all instances govern and control.

         5. If any provision of this Modification, or portion thereof, or the application thereof to any person or circumstances, shall, to any extent be held invalid, inoperative or unenforceable, the remainder of this Modification, or the application of such provision or portion thereof to any other persons or circumstances, shall not be affected thereby; it shall not be deemed that any such invalid provision affects the consideration for this Modification; and each provision of this Modification shall be valid and enforceable to the fullest extent permitted by law.

         6. This Modification shall be construed in accordance with the laws of the State of Wisconsin.

         7. This Modification shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         8. This Modification may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.




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         IN WITNESS WHEREOF, this Modification has been executed by the parties is made as of the date first above written.



         ASSIGNOR:                    /s/ John C. Koss
                                      -----------------
                                      JOHN C. KOSS


         TENANT:                    KOSS CORPORATION



                                    By:  /s/ Michael J. Koss
                                         -------------------------------------
                                         Michael Koss, Chief Executive Officer


         ASSIGNEE:                  HOME DEPOT U.S.A., INC.


                                    By: /s/ Kathryn E. Lee
                                        ------------------
                                    Print Name: Kathryn E. Lee
                                    Title: Senior Corporate Counsel







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